Exhibit 10.16

EXECUTION VERSION

WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

This WAIVER AND AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Waiver and Amendment”), dated as of August 24, 2018, is entered into by and among Hydrofarm Holdings LLC, a Delaware limited liability company (“Holdings”), Hydrofarm, LLC, a California limited liability company (“Hydrofarm”), EHH Holdings, LLC (“EHH”), a Delaware limited liability company, and SunBlaster, LLC, a Delaware limited liability company (“SunBlaster”, and together with Hydrofarm and EHH, collectively, the “Borrowers”), the lenders party to the Credit Agreement referred to below (collectively, the “Lenders” and each individually a “Lender”) that are signatories hereto, and Brightwood Loan Services LLC, in its capacity as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S E T H:

WHEREAS, Holdings and the Borrowers have entered into financing arrangements pursuant to which the Lenders have made and provided loans and other financial accommodations to the Borrowers as set forth in the Credit Agreement, dated as of May 12, 2017, by and among Holdings, the Borrowers, the Lenders and the Administrative Agent (as the same has heretofore been, and may hereafter be, amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”);

WHEREAS, Holdings, the Borrowers, the Administrative Agent and the Lenders are parties to that certain Forbearance Agreement and Amendment to Credit Agreement, dated as of May 18, 2018 (the “Forbearance Agreement”), and that certain Amendment No. 1 to Forbearance Agreement (the “First Forbearance Amendment”, and together with the Forbearance Agreement, the “Forbearance Agreements”) pursuant to which, among other things, the Lenders agreed, subject to the terms and conditions set forth in the Forbearance Agreements, to temporarily forbear from exercising their rights and remedies under the Loan Documents arising as a result of the Specified Defaults identified therein;

WHEREAS, as of the date hereof, the Events of Default identified on Schedule I hereto (collectively, the “Specified Defaults”) have occurred and are continuing; and

WHEREAS, the Holdings and the Borrowers have requested that the Lenders and the Administrative Agent (i) waive the Specified Defaults, and (ii) amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

WHEREAS, Holdings and the Borrowers desire to amend certain provisions of the Credit Agreement as set forth herein;

WHEREAS, pursuant to Section 9.1 of the Credit Agreement, in order to effect the amendments to the Credit Agreement contemplated by this Waiver and Amendment, this Waiver and Amendment must be approved by all of the Lenders; and

WHEREAS, the undersigned Lenders constitute all of the Lenders.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Acknowledgment of Defaults and Rights and Remedies.

(a)            Each of the Loan Parties, jointly and severally, acknowledges and agrees that, immediately after giving effect to the Amendment No. 3 Effective Date and the capitalization of the fee contemplated by Section 4 below, the aggregate outstanding principal balance of the Obligations under the Loan Documents is at least $73,593,750.00 and together with accrued interest thereon, is at least $77,580,784.04. The foregoing amount does not include fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents.

(b)            Each of the Loan Parties, jointly and severally, acknowledges and agrees that (i) the Specified Defaults have occurred and are continuing, (ii) none of the Specified Defaults has been cured as of the date hereof, and (iii) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof. Prior to the effectiveness of this Waiver and Amendment, each of the Specified Defaults permits the Lenders to, among other things, (A) charge interest at the Default Rate with respect to any and all of the Obligations, (B) commence any legal or other action to collect any or all of the Obligations from the Loan Parties and/or any Collateral, (C) foreclose or otherwise realize on any or all of the Collateral and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (D) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Loan Documents or applicable law.

SECTION 2. Limited Waiver and Consent.

(a)            Subject to the terms and conditions set forth herein, and reliance upon the representations and warranties of the Loan Parties, effective as of the Amendment No. 3 Effective Date, the Administrative Agent and the Lenders hereby waive the Specified Defaults; provided, that, in the event that the Loan Parties shall violate or breach the provisions of Section 6.25 of the Credit Agreement (as amended by this Waiver and Amendment) in any manner, the provisions of this Section 2, and the waiver of the Specified Defaults set forth herein, shall be null and void and shall terminate and cease to be of effect and, in such instance, for all purposes of the Credit Agreement and each of the other Loan Documents, none of the Specified Defaults shall be deemed to have been waived in any manner pursuant to this Waiver and Amendment and each such Specified Default shall continue to exist. Nothing in this Waiver and Amendment shall be construed to (i) constitute a waiver with respect to any other default or non-compliance by the Loan Parties with respect to the Loan Documents; or (ii) impair any right or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with any default or non-compliance under any Loan Document other than the Specified Defaults.

(b)           Equity Financing. On the Amendment No. 3 Effective Date, (the “First Equity Financing Deadline”), (i) Hydrofarm Holdings Group, Inc., a Delaware Corporation (“Holdings Group”), is conducting a private offering of up to $50,000,000 of securities of Holdings Group (the “Holdings Group Equity Raise”), and (ii) Hydrofarm Investment Corp., a Delaware corporation (“HIC”), is conducting a concurrent private offering of a minimum of $15,000,000 from existing investors of securities of HIC (the “HIC Concurrent Investment,” and together with the Holding Group Equity Raise, the “Private Placements”), with the HIC Concurrent Investment being a closing condition to the Holding Group Equity Raise. At the initial closing of the Holdings Group Equity Raise, HIC will merge with a wholly-owned subsidiary of Holding Group, with HIC surviving as a wholly-owned subsidiary of Holdings Group (the “Merger”). As a result of the Merger, each of the Loan Parties will become an indirect, wholly-owned subsidiary of Holdings Group. The proceeds of the HIC Concurrent Investment and the initial closing of the Holdings Group Equity Raise will be not less than $21,000,000, exclusive of (i) all fees and expenses related to the HIC Concurrent Investment and (ii) payment of obligations on any Subordinated Debt. $11,000,000 of such proceeds will be distributed to Holdings on the First Equity Financing Deadline and the remainder of such proceeds shall be distributed to Holdings no later than August 29, 2018 (the “Second Equity Financing Deadline”). Subject to the foregoing, the Agent and the Lenders hereby consent to the Private Placements, the Merger and all transactions specifically set forth in this Section 2(b), including, but not limited to, the termination of the management agreements among Holdings, the Sponsor and the Co-Investor.

SECTION 3. Amendments. Subject to the terms and conditions hereof, effective as of the Amendment No. 3 Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 5:

(a)            Effective as of the Amendment No. 3 Effective Date, the following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Applicable Margin” means (i) with respect to any period prior to the Amendment No. 3 Effective Date, (a) 7.00% per annum with respect to LIBOR Rate Loans, and (b) 6.00% per annum with respect to Base Rate Loans, (ii) with respect to any period on or after the Amendment No. 3 Effective Date but prior to the Covenant Change Date, (a) 10.00% per annum with respect to LIBOR Rate Loans, and (b) 9.00% per annum with respect to Base Rate Loans, and (iii) with respect to any period on or after the Covenant Change Date, (a) 8.50% per annum with respect to LIBOR Rate Loans, and (b) 7.50% per annum with respect to Base Rate Loans (provided, that, with respect to any fiscal quarter of the Borrowers on or after the Covenant Change Date (each, an “Applicable Period”), in the event that the Total Net Leverage Ratio as of the last day of the immediately prior fiscal quarter shall have been less than 5.50:1.00, then the “Applicable Margin” with respect to such Applicable Quarter shall be (a) 7.00% per annum with respect to LIBOR Rate Loans, and (b) 6.00% per annum with respect to Base Rate Loans).

“Cumulative EBITDA” means, as of any date, the cumulative Adjusted Consolidated EBITDA for the Test Period ending on the last day of the most recently ended calendar month ended on or prior to such date.

“Equity Cure Contribution” has the meaning set forth in Section 6.1(e).

“Excess Cash Flow Period” means each subsequent fiscal year of the Borrowers commencing with the fiscal year ending on December 31, 2020. For the avoidance of doubt, with respect to any mandatory prepayment under Section 2.1(g)(3), the applicable Excess Cash Flow Period shall be the mostly recently ended Excess Cash Flow Period ending prior to the date of such mandatory prepayment.

“FCCR Covenant Date” means the earlier of (i) January 1, 2020 and (ii) the date on which any Loan Party requests, in accordance with the Revolving Loan Agreement, that the covenant set forth in Section 10.3(b) of the Revolving Loan Agreement be tested in accordance with the Revolving Loan Agreement.

“Financial Covenants” means (i) at all times on or prior to December 31, 2019, the covenants, agreements and obligations set forth in Sections 6.1(c) and 6.1(d), (ii) at all times on or after the FCCR Covenant Date, the covenants, agreements and obligations set forth in Section 6.1(b), and (iii) at all times on or after January 1, 2020, the covenants, agreements and obligations set forth in Sections 6.1(a).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio, determined for the most recent twelve consecutive calendar months ending on or prior to such date of determination (subject to the immediately following sentence) of: (a) Consolidated EBITDA for such period minus (i) all Capital Expenditures for such period (other than Capital Expenditures funded or financed with any Indebtedness other than Revolving Loans), minus (ii) all cash payments in respect of Consolidated Tax Expenses and, without duplication, Tax Distributions during such period, minus (iii) all Restricted Payments made in cash during such period, minus (iv) all Permitted Management Fees paid in cash pursuant to the Management Agreements during such period, minus (v) the Asset Acquisition Earnout Amount; to (b) Consolidated Fixed Charges for such period.

“Test Period” in effect at any time means the most recent period of twelve consecutive calendar months of the Borrowers ended on or prior to such time (taken as one accounting period) in respect of which financial statements have been or are required to be delivered pursuant to Section 5.1(b), (c) or (d), as applicable; provided, that, for the purposes of Section 6.1(c) and the definition of “Cumulative EBITDA”, the “Test Period” in effect as of any date shall mean the period from, and including, July 1, 2018 through, and including, the last day of the most recently ended calendar month ended on or prior to such date (taken as one accounting period) in respect of which financial statements have been or are required to be delivered pursuant to Section 5.1(b), (c) or (d), as applicable. Subject to the proviso in the immediately prior sentence, a Test Period may be designated by reference to the last day thereof (e.g., the “June 30, 2017 Test Period” refers to the period of 12 consecutive calendar months of the Borrowers ended on June 30, 2017), and a Test Period shall be deemed to end on the last day thereof.

“Total Net Debt” means, as of any date of determination, (a) Indebtedness of the type described in clauses (a), (b), (d), (f), (h), (i) and (j) (but (1) excluding Permitted Affiliate Sub Debt and (2) in the case of clauses (i) and (j) solely to the extent Guaranteeing or related to Indebtedness described in clauses (a), (b), (d), (f) (but, in the case of earn-out obligations, only to the extent not paid when due) and (h)), minus (b) unrestricted cash and cash equivalents of the Borrowers and their Subsidiaries to the extent such cash or cash equivalents are subject to a first priority perfected security interest in favor of the Administrative Agent (subject to the Intercreditor Agreement) in an amount of up to $5,000,000 in the aggregate for all such cash and cash equivalents; provided that Total Net Debt shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder and (ii) obligations under swap contracts.

“Total Net Leverage Ratio” means, in respect of any calendar month, on a consolidated basis, the ratio of Total Net Debt as of the last day of such calendar month to Adjusted Consolidated EBITDA for the Test Period ending on the last day of such calendar month.

(b) Effective as of the Amendment No. 3 Effective Date, Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical location therein:

“ Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement, dated as of August 24, 2018, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 3 Effective Date” has the meaning specified in Amendment No. 3.

“Book Cash” means the amount on deposit in the Borrowers’ bank accounts located in the United States and/or Canada, as applicable, that are subject to a control agreement to the extent required under Section 8.2(d) of the Revolving Loan Agreement, at 5:00 p.m. (Eastern Time) on any date of determination less (i) all checks that have been written or otherwise distributed but not yet cashed as of such date of determination and (ii) all automated clearing house transfers that have been initiated by the depository bank and not funded by the Borrowers, provided, that the amount of such cash shall have been reconciled to the books and records (including bank statements) of the Borrowers in a manner reasonably acceptable to the Administrative Agent.

“Covenant Change Date” means the first date occurring on or after January 1, 2020 on which (i) the interest payable in respect of the Term Loans hereunder shall be payable 100% in cash on such date in accordance with the last sentence of Section 2.1(e)(3), and (ii) the Borrowers shall be obligated to pay the Restricted Amortization Payments in cash on such date in accordance with the proviso to Section 2.1(d)(1).

(c)            Effective as of the Amendment No. 3 Effective Date, clause (xiii) of the definition of “Consolidated EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(xiii) (x) fees, costs and expenses incurred in such period in connection with the Forbearance Agreement and Amendment to Credit Agreement, dated as of May 18, 2018 (the “Forbearance Agreement”), among the Borrowers, the Administrative Agent and the Lenders, the Revolving Loan Forbearance Agreement (as defined in the Forbearance Agreement) and the actions contemplated thereby, including without limitation forbearance fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals, (y) fees, costs and expenses incurred in such period in connection with Amendment No. 3, including without limitation amendment fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals, and (z) non-recurring cash restructuring charges incurred in such period; provided, that, that the aggregate amount included under this clause (xiii) shall not exceed $4,750,000 (for all periods in the aggregate),”

(d)            Effective as of the Amendment No. 3 Effective Date, clause (d)(1) of Section 2.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(1) Amortization. Commencing September 30, 2017, and continuing on the last day of each fiscal quarter of the Borrowers thereafter, the Borrowers shall make quarterly repayments of the principal amount of the Term Loans in the aggregate principal amount equal to 0.625% of the original principal amount of the Term Loans on the Closing Date; provided, that, with respect to any payment required under this clause (1) at any time from and after June 30, 2018 (each such scheduled payment, a “Restricted Amortization Payment”), the Borrowers shall not be required to pay any such Restricted Amortization Payment unless, with respect to any Restricted Amortization Payment that is payable on or after January 1, 2020, (x) the Borrowers shall have delivered the financial statements as of, and for the fiscal year ending, December 31, 2019 in compliance with the provisions of Section 5.1(b), and (y) the Fixed Charge Coverage Ratio of the Borrowers as of the last day of any two consecutive fiscal quarters of the Borrowers ending on or prior to the date on which such Restricted Amortization Payment is payable shall have been not less than 1.10:1.00 (provided, that, for the purposes of this clause (y), the first of any such two consecutive fiscal quarters shall not occur prior to the fiscal quarter ending on December 31, 2019).”

(e)           Effective as of the Amendment No. 3 Effective Date, clause (e)(3) of Section 2.1 of the Credit Agreement is hereby amended by inserting the following paragraph and the end thereof:

“Notwithstanding anything to the contrary set forth herein, from and after the occurrence of the Amendment No. 3 Effective Date until December 31, 2019, any interest payable hereunder on any date (such amount, the “Interest Amount”) shall be paid on such payment date as follows:

(i)	thirty percent (30%) of such Interest Amount shall be payable by the Borrowers in cash in immediately available funds;

(ii)	after giving effect to the cash payment required by clause (a) above, all remaining interest payable on such date (which, for the avoidance of doubt, shall not exceed 70% of the Interest Amount), shall be paid by capitalizing such interest (the “PIK Interest”) on such payment date and adding it to (and thereby increasing) the outstanding principal amount of the Term Loans hereunder (as increased by any prior payments of PIK Interest), which increase shall be allocated among the Lenders in proportion to the principal amount of the Term Loans held by each such Lender as of such date, and thereafter all such PIK Interest shall be treated in all respects as outstanding principal under the Term Loans.

For the avoidance of doubt, notwithstanding anything to the contrary set forth herein, commencing on January 1, 2020 and at all times thereafter, 100% of all interest payable hereunder on or after such date shall be paid in cash in immediately available funds.”

(f)            Effective as of the Amendment No. 3 Effective Date, clause (3) of Section 2.1(g) of the Credit Agreement is hereby amended by replacing the reference to “December 31, 2017” set forth therein with a reference to “December 31, 2020”.

(g)            Effective as of the Amendment No. 3 Effective Date, clause (6) of Section 2.1(g) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“              (g)            [Reserved]”

(h)            Effective as of the Amendment No. 3 Effective Date, Section 2.6 of the Credit Agreement is hereby amended by inserting the following at the end of such section:

“Notwithstanding anything to the contrary set forth in Section 2.1(g), in the event that any Borrower shall make either (i) any prepayment in full of the Term Loans or (ii) any prepayment of the Term Loans that results in the outstanding principal balance of the Term Loans being less than $40,000,000, the Borrowers shall pay a fee to the Lenders, on the date of any such prepayment, in an aggregate amount equal to $2,000,000. Such fee shall be paid by Borrowers to the Administrative Agent, for the account of the Lenders, in cash on the date of such prepayment.”

(i)             Effective as of the Amendment No. 3 Effective Date, Section 5.1 of the Credit Agreement is hereby amended by (i) replacing the “.” at the end of clause (v) thereof with “;” and inserting the following new clauses (w) and (x) therein:

“(w)         simultaneously with the delivery thereof to any Revolving Loan Lender or the Revolving Loan Agent, any United States or Canadian borrowing base certificate and related materials delivered to any Revolving Loan Lender or the Revolving Loan Agent; and

(x)            as soon as available, but in any event no later than the Wednesday following the end of each week, a thirteen (13)-week cash forecast prepared by the Financial Advisor (which at a minimum will include (i) weekly variance reporting, comparing actual amounts to forecasted amounts; (ii) weekly cash receipts; (iii) expenditures detailed category; and (iv) ending Book Cash), sales invoice reports, accounts receivables and accounts payable aging reports by top ten customers and suppliers and months in inventory reports of inventory by location and staleness, in each case, in the same form as shall have previously been delivered to the Administrative Agent and, in each case, in form and substance acceptable to the Administrative Agent in its sole discretion.”

(j)             Effective as of the Amendment No. 3 Effective Date, Article V of the Credit Agreement is hereby amended by inserting a new Section 5.16 to read in its entirety as follows:

“             5.16 Bi-Weekly Calls. The Loan Parties’ senior management shall, and shall cause the CRO and Financial Advisor to, hold and participate in bi-weekly conference calls or in-person meetings with the Administrative Agent and the Lenders during which (i) the Loan Parties’ senior management shall, and shall cause the CRO and Financial Advisor to, provide the Administrative Agent with a reasonably detailed update of the Loan Parties’ operations and financial position and (ii) the Administrative Agent and the Lenders shall be permitted to ask questions of, and to obtain any requested information from the Loan Parties’ senior management and the CRO and Financial Advisor with respect to the Loan Parties’ operations and financial position. In connection with each such bi-weekly conference call or in-person meeting, the Loan Parties shall deliver to the Lenders, at least one Business Day prior to such call or meeting, an agenda and summary of the update of the Loan Parties’ operations and financial position to be discussed at such call or meeting.”

(k)           Effective as of the Amendment No. 3 Effective Date, Section 5.16 of the Credit Agreement is hereby amended and restated to read in their entirety as follows:

“(a)        Total Net Leverage Ratio.

(i)          From and after January 1, 2020 until the Covenant Change Date, the Borrowers shall not permit the Total Net Leverage Ratio as of the date set forth in the table below for the Test Period ending on such date to be greater than the maximum ratio set forth in the table below opposite such date:

Month Ending	Maximum Total Net Leverage Ratio
January 31, 2020	8.50:1.00
February 29, 2020	8.50:1.00
March 31, 2020	8.50:1.00
April 30, 2020	8.00:1.00
May 31, 2020	8.00:1.00
June 30, 2020	8.00:1.00
July 31, 2020	7.50:1.00
August 31, 2020	7.50:1.00
September 30, 2020	7.50:1.00
October 31, 2020	7.00:1.00
November 30, 2020	7.00:1.00
December 31, 2020	7.00:1.00
January 31, 2021	6.50:1.00
February 29, 2021	6.50:1.00
March 31, 2021	6.50:1.00
April 30, 2021	6.25:1.00
May 31, 2021	6.25:1.00
June 30, 2021	6.25:1.00
July 31, 2021	6.00:1.00
August 31, 2021	6.00:1.00
September 30, 2021	6.00:1.00
October 31, 2021	5.75:1.00
November 30, 2021	5.75:1.00
December 31, 2021	5.75:1.00
January 31, 2022	5.50:1.00
February 29, 2022	5.50:1.00
March 31, 2022	5.50:1.00
April 30, 2022	5.25:1.00

(ii) From and after the Covenant Change Date, the Borrowers shall not permit the Total Net Leverage Ratio as of the date set forth in the table below for the Test Period ending on such date to be greater than the maximum ratio set forth in the table below opposite such date:

Month Ending	Maximum Total Net Leverage Ratio
March 31, 2020	8.50:1.00
June 30, 2020	8.00:1.00
September 30, 2020	7.50:1.00
December 31, 2020	7.00:1.00
March 31, 2021	6.50:1.00
June 30, 2021	6.25:1.00
September 30, 2021	6.00:1.00
December 31, 2021	5.75:1.00
March 31, 2022	5.50:1.00

(b)            Fixed Charge Coverage Ratio. From and after the FCCR Covenant Date, the Borrowers shall not permit the Fixed Charge Coverage Ratio as of the last day of any calendar month to be less than 1.00:1.00.

(c)            Cumulative EBITDA. At all times on or prior to December 31, 2019, the Borrowers shall not permit the Cumulative EBITDA for any date set forth in the table below for the Test Period ending on such date to be less than the minimum Cumulative EBITDA set forth opposite such date:

Month Ending	Minimum Cumulative EBITDA
July 31, 2018	-$2,801,000
August 31, 2018	-$3,580,000
September 30, 2018	-$4,255,000
October 31, 2018	-$4,107,000
November 30, 2018	-$3,577,000
December 31, 2018	-$3,157,000
January 31, 2019	-$2,303,000
February 28, 2019	-$1,627,000
March 31, 2019	$178,000
April 30, 2019	$1,341,000
May 31, 2019	$2,365,000
June 30, 2019	$3,194,000
July 31, 2019	$5,296,000

Month Ending	Minimum Cumulative EBITDA
August 31, 2019	$6,952,000
September 30, 2019	$8,450,000
October 31, 2019	$9,497,000
November 30, 2019	$10,372,000
December 31, 2019	$11,135,000

(d)            Liquidity. At all times on or prior to December 31, 2019, the Loan Parties shall not permit (A) the sum of (i) the U.S. Availability (as defined in the Revolving Loan Agreement), plus (ii) the aggregate amount of Book Cash and cash equivalents on hand of the Loan Parties that are located in a deposit account at Bank of America in the United States and which are subject to a perfected lien in favor of the Administrative Agent for the benefit of the Secured Parties to be less than $2,000,000 or (B) the sum of (i) the Global Availability (as defined in the Revolving Loan Agreement), plus (ii) the aggregate amount of Book Cash and cash equivalents on hand of the Loan Parties that are located in a deposit account at Bank of America in the United States and Canada and which are subject to a perfected lien in favor of the Administrative Agent for the benefit of the Secured Parties to be less than $4,000,000.

(e)            Equity Cure Contributions. For purposes of determining compliance with the Financial Covenants as of the last day of any calendar month ending on or prior to August 31, 2019, any cash equity contribution to the Borrower by Holdings (to the extent funded by Holdings from the proceeds of the issuance of Qualified Equity Interests by Holdings) after the last day of any such calendar month and on or prior to the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered under Section 5.1 for the period ending the last day of such calendar month (each an “Equity Cure Contribution”) will, at the request of the Borrower, be included in the calculation of Consolidated EBITDA for purposes of determining compliance with the Financial Covenants for the applicable calendar month and any applicable subsequent periods that include such calendar month; provided, that (i) in any twelve month period, there shall not be more than three (3) calendar months in which an Equity Cure Contribution is made, (ii) the Borrower shall not be permitted make an Equity Cure Contribution in more than two (2) consecutive calendar months, (iii) the amount of any Equity Cure Contributions shall not be less than $1,000,000 (provided, that, in the event that the amount required to cause the Borrower to be in compliance with the Financial Covenants is less than the minimum Equity Cure Contribution set forth in this clause (iii), the Borrower must satisfy the minimum Equity Cure Contribution requirement of this clause (iii), but only the portion of such Equity Cure Contribution required to cause the Borrower to be in compliance with the Financial Covenants for such month shall be included in the calculation of Consolidated EBITDA for purposes of determining compliance with the Financial Covenants in accordance with the foregoing), (v) all Equity Cure Contributions will be used solely for curing the Financial Covenants and will be disregarded for purposes of determining the availability of any baskets, pricing or step-downs with respect to other provisions contained in the Loan Documents, and (vi) there shall be no pro forma or other reduction of Total Net Debt (including by way of cash netting) using the proceeds of any Equity Cure Contribution for purposes of determining compliance for the calendar month (and subsequent months in the applicable Test Period) in respect of which such Equity Cure Contribution was made. For the avoidance of doubt, the provisions of this clause (e) shall not apply to, and no Equity Cure Contributions shall be made with respect to, any period after the month ending August 31, 2019.

(l)            Effective as of the Amendment No. 3 Effective Date, Section 6.21 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“              6.21       Board Observer. Each Loan Party shall allow (i) one (1) non-voting representative designated by the Administrative Agent (such representative, the “Attending Observer”) to attend either in person or telephonically, in the capacity of an observer and not a member, all meetings and all calls of the board of directors, board of managers or similar governing body of each of the Loan Parties, including all committees and sub-committees thereof (each, a “Governing Body”), and (ii) one (1) non-voting representative designated by each Lender (each such representative, a “Call-In Observer”, and the Call-In Observers and the Attending Observer, collectively, the “Observers”) to attend telephonically, in the capacity of an observer and not a member, all meetings and all calls of each Governing Body. Each Loan Party shall (a) give each Observer prior written notice of all such meetings and calls of each Governing Body at the same time as notice is furnished to the members of the applicable Governing Body, but, in any event, no later than seventy two (72) hours prior to such meeting or call, (b) provide each Observer with all notices, documents and information furnished to the members of the Governing Body in connection with each such meeting or call, whether at or in anticipation of such meeting or call, an action by written consent or otherwise, at the same time as such materials are furnished to the members of the applicable Governing Body, but, in any event, no later than seventy two (72) hours prior to such meeting or call, and (c) provide to each Observer copies of the minutes and resolutions of all such meetings and calls at the same time as such minutes and resolutions are furnished to the members of the applicable Governing Body. Presence of any Observer in a meeting of a Governing Body shall not be considered in determining a quorum for any meeting of such Governing Body or for any other purpose in connection with the validity or otherwise of any action taken by such Governing Body. A majority of the members of the applicable Governing Body may exclude any Observer from any meeting or portion thereof, or from receiving any materials if, it believes that (i) such exclusion is necessary to preserve attorney-client privilege or confidentiality or (ii) there exists, with respect to any such meeting or materials, an actual or potential conflict of interest between Holdings or the Governing Body, and the Administrative Agent, the Lenders or their affiliates or such Observer (including as to discussion or materials regarding the Term Loans or any Loan Documents). The Loan Parties hereby consent to the disclosure by an Observer to the Administrative Agent or any Lender, and the disclosure by the Administrative Agent to each of the Lenders, of all materials and other information received by an Observer in his or her capacity an Observer or otherwise pursuant to, or in connection with, this Section 6.21 subject to the confidentiality provisions of the Credit Agreement. Each Governing Body shall hold regularly scheduled meeting at least once per fiscal quarter and, with respect to each such quarterly meeting, the Loan Parties shall provide each Observer with notice of the date of such quarterly meeting no later than the last day of the immediately prior fiscal quarter. The Loan Parties will pay, or will cause one of its Subsidiaries to pay, the reasonable out-of-pocket costs and expenses incurred by an Observer in the course of his or her service hereunder, including in connection with attending regular and special meetings of a Governing Body, or any of its committees, in each case, subject to the Loan Parties’ policies and procedures with respect thereto (including the requirement of reasonable documentation thereof).”

(m)           Effective as of the Amendment No. 3 Effective Date, Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.23 to read in its entirety as follows:

“              6.23       Chief Restructuring Officer. On or prior to September 14, 2018, the Loan Parties shall have retained a chief restructuring officer (the “CRO”), which CRO must be retained from either FTI Consulting, Conway MacKenzie or Zolfo Cooper, and the terms of such retention, and the scope of work of such CRO, shall have been approved by each of the Lenders. Following the initial retention of the CRO in accordance with this Section 6.23, the Loan Parties shall maintain the retention of the CRO until the earlier of (i) such date as the Borrowers and the Lenders mutually agree that the services of the CRO are no longer necessary, (ii) the first day of any calendar month on which the aggregate Adjusted Consolidated EBITDA for the six full calendar month period ending immediately preceding such day shall have been at least $6,500,000 and (iii) the Covenant Change Date has occurred.”

(n)           Effective as of the Amendment No. 3 Effective Date, Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.24 to read in its entirety as follows:

“              6.24       Prohibited Transactions. Notwithstanding anything set forth in the Credit Agreement or any Loan Document to the contrary, no Loan Party shall (and no Loan Party shall permit any of their respective Subsidiaries to):

(a)            make or pay any Restricted Payment other than Tax Distributions permitted to be made pursuant to Section 6.10;

(b)            pay any Permitted Management Fees or pay any other management fees to the Manager, the Sponsor, the Co-Investor, any of their respective Affiliates or any other person or entity;

(c)	form, establish, create or invest in any Subsidiary or any other Person;

(d)	liquidate or dissolve, or consolidate or merge with any Person;

(e)            pay any earnout or any similar obligation, including, without limitation, any Asset Acquisition Earnout Obligation;

(f)            declare, make or pay any intercompany loans, investments or other transfer of assets (including any Permitted Intercompany Loans) from the Borrowers or any of their domestic Subsidiaries to any Canadian Subsidiaries;

(g)	prepay or repay any Indebtedness other than to repay on the Revolver Loans; or

(h)	make any Investment, including any Permitted Investment.”

(o)           Effective as of the Amendment No. 3 Effective Date, Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.25 to read in its entirety as follows:

“              6.25        Required Equity Infusion.

(a)            On the Amendment No. 3 Effective Date, Holdings shall have received, and shall have made a cash common equity contribution to the Borrowers of, the Net Cash Proceeds from the issuance and sale of Equity Interests (other than Disqualified Equity Interests) to the existing direct and indirect holders of Equity Interests of Holdings in an aggregate amount not less than $11,000,000, in each case, on terms and conditions satisfactory to the Lenders.

(b)            On or prior to August 29, 2018, Holdings shall have received, and shall have made a cash common equity contribution to the Borrowers of, the Net Cash Proceeds from the issuance and sale of Equity Interests (other than Disqualified Equity Interests) to third party investors that are unaffiliated with the existing direct and indirect holders of Equity Interests of Holdings in an aggregate amount (after deducting any amount of such Net Cash Proceeds that shall be applied by the Loan Parties to repay up to $2,000,000 of Subordinated Indebtedness) not less than $10,000,000, in each case, on terms and conditions satisfactory to the Lenders.

(c)            The Loan Parties shall not apply the proceeds of the issuances and sales of Equity Interests pursuant to clauses (a) and (b) above to the repayment of any Subordinated Indebtedness other than a repayment, in the aggregate, of up to $2,000,000 of Subordinated Indebtedness.”

(p)          Effective as of the Amendment No. 3 Effective Date, Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.26 to read in its entirety as follows:

“              6.26        Lender Meetings. If requested by the Lenders, the Loan Parties shall make the senior management of the Loan Parties available for up to two (2) in-person meetings each calendar year with the Administrative Agent and the Lenders during which (i)  the Loan Parties’ senior management shall provide the Administrative Agent with a reasonably detailed update of the Loan Parties’ operations and financial position and (ii) the Administrative Agent and the Lenders shall be permitted to ask questions of, and to obtain any requested information from the Loan Parties’ senior management with respect to the Loan Parties’ operations and financial position. At the option of the Lenders, any such meeting shall be held at any facility of the Loan Parties requested by the Lenders.”

(q)           Effective as of the Amendment No. 3 Effective Date, Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.27 to read in its entirety as follows:

“              6.27        Events Related to Executive Officers. In the event that the employment or engagement of any executive officer of any of the Loan Parties shall terminate or expire for any reason (including, without limitation, by reason of any resignation by such executive officer or any termination of such executive officer by any Loan Party), (i) the Loan Parties shall notify the Lenders in writing of such event no later than forty eight (48) hours following such termination or expiration and (ii) the applicable Loan Party shall not hire or engage any replacement of such executive officer without the Lender’s prior written consent (which consent shall not be unreasonably withheld).”

SECTION 4. Amendment Fee. Effective as of the Amendment No. 3 Effective Date, the Borrowers shall pay an amendment fee for the benefit of each of the Lenders in an amount equal to 0.50% of the outstanding principal amount of the Term Loans held by each such Lender (which, for the avoidance of doubt, shall equal an aggregate fee of $387,903.92), which fee (i) shall be for each such Lender’s own account and shall be fully earned and due and payable on the Amendment No. 3 Effective Date and (ii) shall be paid, with respect to each Lender, by capitalizing the fee to such Lender on the Amendment No. 3 Effective Date and adding it to (and thereby increasing) the outstanding principal amount of the Term Loans held by such Lender hereunder. For the avoidance of doubt, for all purposes of the Credit Agreement and each of the other Loan Documents, the outstanding principal amount of the Term Loans owed to each Lender on the Amendment No. 3 Effective Date shall, effective as of the Amendment No. 3 Effective Date, be increased by the aggregate amount of the fee payable to such Lender under this Section 4 on such date.

SECTION 5. Conditions Precedent. This Waiver and Amendment shall only become effective upon the date (the “Amendment No. 3 Effective Date”) on which each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Administrative Agent:

(a)            the Administrative Agent shall have received counterparts of this Waiver and Amendment, duly authorized, executed and delivered by Holdings, the Borrowers and the Lenders;

(b)            the Administrative Agent shall have received a fully executed copy of the Waiver and Third Amendment to Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “ABL Amendment”), among the Loan Parties, the other borrowers party thereto, the Revolving Loan Agent and the Revolving Loan Lenders, in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate of a Responsible Officer of the Borrower Agent certifying that each such document is a true, correct, and complete copy thereof;

(c)            after giving effect to this Waiver and Amendment, and the transactions contemplated hereby and thereby, all representations and warranties contained in this Waiver and Amendment, the Credit Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the Amendment No. 3 Effective Date as if made on the Amendment No. 3 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) as of such date;

(d)            after giving effect to this Waiver and Amendment, the ABL Amendment and the transactions contemplated hereby and thereby, no Default or Event of Default shall exist or have occurred and be continuing as of the Amendment No. 3 Effective Date;

(e)            the Loan Parties shall have paid all reasonable costs and expenses of the Administrative Agent and each of the Lenders (including reasonable and documented legal fees and expenses) incurred in connection with the preparation and execution of this Waiver and Amendment and incident to all proceedings in connection with, transactions contemplated by, and documents relating to this Waiver and Amendment and the Loan Documents, which payment shall be nonrefundable;

(f)            the Administrative Agent shall have received a closing certificate executed by a Responsible Officer of the Borrower Agent, certifying in the name of and on behalf of the Borrower Agent that the conditions set forth in this Section 5 have been satisfied.

SECTION 6. Representations and Warranties. Each of Holdings and each Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)           after giving effect to this Waiver and Amendment, the ABL Amendment and the transactions contemplated hereby and thereby, as of the Amendment No. 3 Effective Date, no Default or Event of Default exists or has occurred and is continuing;

(b)            this Waiver and Amendment, the ABL Amendment and each other agreement to be executed and delivered in connection herewith or therewith (together with this Waiver and Amendment, the “Amendment Documents”), has been duly authorized, executed and delivered by all necessary action on the part of each Loan Party which is a party hereto or thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the Amendment No. 3 Effective Date and the agreements and obligations of Loan Parties contained herein and therein constitute (or when executed and delivered, will constitute) legal, valid and binding obligations of Loan Parties enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(c)            after giving effect to this Waiver and Amendment, the ABL Amendment and the transactions contemplated hereby and thereby, as of the Amendment No. 3 Effective Date, all representations and warranties contained in this Waiver and Amendment, the Credit Agreement and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the Amendment No. 3 Effective Date as if made on the Amendment No. 3 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) as of such date; and

(d)            neither the execution, delivery and performance of this Waiver and Amendment or any other Amendment Document, nor the consummation of any of the transactions contemplated hereby, (i) are in contravention of any applicable law or any indenture, agreement or undertaking to which any Loan Party is a party or by which any Loan Party or its property is bound, or (ii) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of such Loan Party;

SECTION 7. Effect of this Waiver and Amendment; Ratification.

(a)            Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Credit Agreement or the other Loan Documents are intended or implied, and in all other respects the Credit Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 3 Effective Date and Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Waiver and Amendment or with respect to the subject matter of this Waiver and Amendment. Except as expressly set forth herein, this Waiver and Amendment shall not operate as a waiver of any obligation of Holdings, any Borrower or any other Loan Party under, or any right, power, or remedy of the Administrative Agent or the Lenders under, the Credit Agreement or the other Loan Documents. This Waiver and Amendment is not a novation or discharge of any of the obligations of Holdings, the Borrowers or the other Loan Parties under the Credit Agreement and the other Loan Documents. This Waiver and Amendment shall be deemed to be a Loan Document. The Credit Agreement and this Waiver and Amendment shall be read and construed as one agreement.

(b)           For the benefit of the Administrative Agent and the Lenders, each of the Loan Parties hereby (i) affirms and confirms its guarantees, pledges, grants of collateral and security interests and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the other Loan Documents Agreements to which it is a party and (iii) agrees that (x) the Credit Agreement and each other Loan Document to which it is a party shall continue to be in full force and effect and (y) all guarantees, pledges, grants of collateral and security interests and other undertakings the Credit Agreement and each other Loan Document to which it is a party shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent and the Lenders.

SECTION 8. Acknowledgements. Each of the Loan Parties, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates:

(a)            (x) to the validity, legality and enforceability of each of the guarantees of the Obligations set forth in the Loan Documents; (y) that the reaffirmation of each of the guarantees of the Obligations set forth in the Loan Documents is a material inducement to the Lenders and the Administrative Agent; and (z) that it has no defense to the enforcement of each of the guarantees of the Obligations set forth in the Loan Documents and its obligations under each such guarantee shall remain in full force and effect until all the Obligations have been paid in full;

(b)            (x) to the validity, legality and enforceability of each of the Secured Liens on the assets and property of each of the Loan Parties pursuant to the Loan Documents; (y) that the reaffirmation of each of the Secured Liens is a material inducement to the Lenders and the Administrative Agent; and (z) that it has no defense to the enforcement of the Secured Liens and the Secured Liens shall remain in full force and effect until all the Obligations have been paid in full;

(c)            that each Loan Party hereby waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims, and causes of action of any kind or nature which he has asserted, or might assert, against any Lender, the Administrative Agent or any of their respective subsidiaries or affiliates, or any of the past, present or future officers, directors, contractors, employees, attorneys or agents of any Lender, the Administrative Agent or any such subsidiary or affiliate, which in any way relate to or arise out of the Obligations, the Secured Liens or any of the Loan Documents;

(d)            that each Loan Party consents to the execution and delivery of this Agreement and agrees and acknowledges that the liability of each Loan Party under each of the Loan Documents, and the existence, creation, perfection or enforceability of any of the Secured Liens, shall not be diminished in any way by the execution and delivery of this Agreement or by the consummation of any of the transactions contemplated hereby or thereby;

(e)            that all notices required under the Loan Documents to be given by the Lenders or the Administrative Agent have been given by the Lenders or the Administrative Agent or validly waived, including, without limitation, all notices of default, and all rights and/or opportunities to cure related thereto have expired or lapsed;

(f)            except as expressly set forth herein, neither any Lender nor the Administrative Agent has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents;

(g)            no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Loan Party, each Lender and the Administrative Agent;

(h)            the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of any Lender or the Administrative Agent with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents; and

(i)            neither any Lender nor the Administrative Agent is required to make any loan advance to any Loan Party under the Loan Documents or otherwise, and any further loan advances made shall be made in the sole discretion of each such Lender and the Administrative Agent and subject to such conditions and the payment of such fees as each such Lender and the Administrative Agent requires in their sole discretion.

SECTION 9. Indemnity and Release.

(a)            Each of Loan Parties, jointly and severally, on behalf of itself and each of its Subsidiaries and affiliates, hereby waives, releases and discharges each Lender and the Administrative Agent, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each Lender and the Administrative Agent, from any and all claims, demands, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to the Loan Documents or any documents, agreements, dealings or other matters connected with the Loan Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 9 shall be effective on the Forbearance Effective Date regardless of whether any post-Forbearance Effective Date conditions to this Agreement are satisfied and regardless of any other event that may occur or not occur after the date hereof.

(b)           Each of the Loan Parties, jointly and severally, agrees to defend, protect, indemnify and hold harmless each Lender and the Administrative Agent and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable fees, costs and expenses of outside counsel) incurred by such Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the execution or performance or enforcement of this Agreement, any other Loan Document or any other document executed in connection with the transactions contemplated by this Agreement; or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto. This indemnity shall survive the repayment of the Obligations and the discharge of the liens granted under the Loan Documents.

SECTION 10. Expenses. The Loan Parties, joint and severally, agree to pay, or reimburse, the Administrative Agent and each of the Lenders for all expenses reasonably incurred for the preparation and negotiation of this Waiver and Amendment and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the fees and expenses of counsel to the Administrative Agent.

SECTION 11. Governing Law. This Waiver and Amendment, and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, each be deemed to be a contract made under, governed by and interpreted pursuant to the internal laws (and not the law of conflicts) of the State of New York.

SECTION 12. Binding Effect. This Waiver and Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

SECTION 13. Captions. The captions in this Waiver and Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Waiver and Amendment.

SECTION 14. No Course of Dealing. Holdings, each Borrower and each other Loan Party acknowledges that (a) except as expressly set forth herein, neither the Administrative Agent nor any Lender has agreed (and has no obligation whatsoever to discuss, negotiate or agree) to any restructuring, modification, amendment, extension, waiver, or forbearance with respect to the Credit Agreement or any other Loan Document or any of the terms thereof, and (b) the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of the Administrative Agent or any Lender with respect to any future restructuring, modification, amendment, extension, waiver, or forbearance with respect to the Credit Agreement or any other Loan Document or any of the terms thereof.

SECTION 15. Counterparts. This Waiver and Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the Administrative Agent, the Lenders and each of the Loan Parties have caused this Amendment to be duly executed by its authorized officers as of the day and year first above written.

HOLDINGS:

HYDROFARM HOLDINGS LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

BORROWERS:

HYDROFARM, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President and Chief Executive Officer

WJCO LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

EHH HOLDINGS, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

SUNBLASTER, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

GUARANTOR:

HYDROFARM CANADA, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

[Signature Page to Amendment No. 3 to Forbearance Agreement]

ADMINISTRATIVE AGENT:

BRIGHTWOOD LOAN SERVICES LLC, as Administrative Agent

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Authorized Person

By:	/s/ Philip Daniele
Name: Philip Daniele
Title: Chief Risk Officer

LENDER:

BRIGHTWOOD CAPITAL FUND 1V, LP, as Lender

By:	Brightwood Capital Fund Managers IV, LLC, as its General Partner

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Authorized Person

By:	/s/ Philip Daniele
Name: Philip Daniele
Title: Chief Risk Officer

LENDER:

BRIGHTWOOD CAPITAL FUND III-U, LP, as Lender

By:	Brightwood Capital Fund Managers III, LLC, as its Manager

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Authorized Person

By:	/s/ Philip Daniele
Name: Philip Daniele
Title: Chief Risk Officer

LENDER:

BRIGHTWOOD CAPITAL FUND III HOLDINGS SPV-3, LLC, as Lender

By:	Brightwood Capital Fund Managers III, LLC, as its General Partner

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Authorized Person

By:	/s/ Philip Daniele
Name: Philip Daniele
Title: Chief Risk Officer

LENDER:

BRIGHTWOOD CAPITAL OFFSHORE FUND IV, LP, as Lender

By:	Brightwood Capital Fund Managers IV, LLC, as its General Partner

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Authorized Person

By:	/s/ Philip Daniele
Name: Philip Daniele
Title: Chief Risk Officer

LENDER:

BRIGHTWOOD CAPITAL OFFSHORE FUND IV-U, LP, as Lender

By:	Brightwood Capital Fund Managers IV, LLC, as its General Partner

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Authorized Person

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

LENDER:

MAIN STREET CAPITAL CORPORATION, as Lender

By:	/s/ Jason Beauvais
Name: Jason Beauvais
Title: SVP

[Signature Page to Amendment No. 3 to Credit Agreement]

LENDER:

HMS INCOME FUND, INC., as Lender

By:	/s/ Alejandro Palomo
Name: Alejandro Palomo
Title: Authorized Agent

[Signature Page to Amendment No. 3 to Credit Agreement]

LENDER:

TCG BDC, INC., as Lender

By:	/s/ Mark Tamburello
Name: Mark Tamburello
Title: Principal

[Signature Page to Amendment No. 3 to Credit Agreement]

SCHEDULE 1

Specified Defaults